AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 2004

                                                      REGISTRATION NO. 333-_____


                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE

                             SECURITIES ACT OF 1933

                          BONE CARE INTERNATIONAL, INC.
             (Exact name of Registrant as Specified in Its Charter)

                WISCONSIN                                     39-1527471
      (State or Other Jurisdiction                         (I.R.S. Employer
    of Incorporation or Organization)                   Identification Number)

           1600 ASPEN COMMONS                                   53562
          MIDDLETON, WISCONSIN                                (Zip Code)
(Address of Principal Executive Offices)

              BONE CARE INTERNATIONAL, INC. 1996 STOCK OPTION PLAN
             BONE CARE INTERNATIONAL, INC. 2002 STOCK INCENTIVE PLAN BONE CARE INTERNATIONAL, INC. 2003 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)


                                 BRIAN J. HAYDEN

                          Bone Care International, Inc.
                               1600 Aspen Commons
                           Middleton, Wisconsin 53562
                     (Name and Address of Agent for Service)

                                    Copy to:

                                STEVEN SUTHERLAND
                           Sidley Austin Brown & Wood
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

                         CALCULATION OF REGISTRATION FEE


 Title of Each Class of          Amount to be            Proposed            Proposed           Amount of
    Securities to be              Registered              Maximum             Maximum          Registration
       Registered                                      Offering Price        Aggregate             Fee
                                                          Per Unit         Offering Price
--------------------------------------------------------------------------------------------------------------
  Common Stock,             1,750,000 shares (1)(2)      $ 12.76 (3)       $ 22,330,000 (3)      $ 1,806.50
without par value
--------------------------------------------------------------------------------------------------------------
Preferred Stock                 1,750,000 rights             (4)                  (4)                (4)
Purchase Rights
--------------------------------------------------------------------------------------------------------------


(1) This registration statement registers 300,000 shares issuable under the Bone Care International, Inc. 2003 Stock Incentive Plan, 750,000 shares issuable under the Bone Care International, Inc. 2002 Stock Incentive Plan and 700,000 shares issuable under the Bone Care International, Inc. 1996 Stock Option Plan.

(2) Also registered hereby are such additional and intermediate number of shares of Common Stock and Preferred Stock Purchase Rights as may become issuable because of the provisions of the Plans relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 26, 2003.

(4) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed (File Number _____000-27854) with the Securities and Exchange Commission (the "Commission") by Bone Care International, Inc. (the "Company") are incorporated herein by reference:

         (a) The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2003.

         (b) The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2003 and

         (c) The description of the Common Stock, without par value, of the Company (the "Common Stock") and the description of the Preferred Stock Purchase Rights of the Company (the "Rights") associated with the Common Stock, contained in Amendment No. 3 to the Registration Statement on Form 10 filed by the Company with the Commission, under the caption "Description of Bone Care Capital Stock", including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Under the Company's By-Laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest, (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (iii) a transaction from which the director or officer derived an improper personal profit, or (iv) willful misconduct. The Company's By-Laws provide that the Company may purchase and maintain insurance on behalf of an individual who is a director or officer of the Company against liability asserted against or incurred by such individual in his or her capacity as a director or officer regardless of whether the Company is required or authorized to indemnify or allow expenses to the individual against the same liability under the By-Laws.

                  The Wisconsin Business Corporation Law (the "WBCL") contains provisions for mandatory indemnification of directors and officers against certain liabilities and expenses that are similar to those contained in the Company's By-Laws. Under Section 180.0828 of the WBCL, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in clauses (i) through (iv) in the preceding paragraph. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. As a result of such provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct. Reference is made to the Company's Charter and By-Laws filed as Exhibits 4.1(a), 4.1(b) and 4.2 hereto, respectively.

                  The Company has purchased directors and officers liability insurance, which would provide coverage against certain liabilities including liabilities under the Securities Act of 1933, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middleton, State of Wisconsin, on this 2nd day of January, 2004.

                                         BONE CARE INTERNATIONAL, INC.

                                         By:  /s/ Paul L. Berns
                                            ------------------------------------
                                              Paul L. Berns
                                              President and Chief Executive
                                              Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul L. Berns and Brian J. Hayden and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 2nd day of January, 2004.

Name                                                              Capacity
----                                                              --------

/s/ Paul L. Berns
------------------------------------------------------------
Paul L. Berns                                                     Director, President and Chief Executive Officer
                                                                  (principal executive officer)

/s/ Brian J. Hayden
------------------------------------------------------------
Brian J. Hayden                                                   Vice President-Finance (principal financial
                                                                  officer and principal accounting officer)

/s/ Martin Barkin M.D.
------------------------------------------------------------
Martin Barkin, M.D.                                               Director

/s/ Michael D. Casey
------------------------------------------------------------
Michael D. Casey                                                  Director

/s/ Charles R. Klimkowski
------------------------------------------------------------
Charles R. Klimkowski                                             Director

/s/ Richard B. Mazess, Ph.D.
------------------------------------------------------------
Richard B. Mazess, Ph.D.                                          Director

/s/ Gary E. Nei
------------------------------------------------------------
Gary E. Nei                                                       Director

/s/ Edward Staiano, Ph.D.
------------------------------------------------------------
Edward Staiano, Ph.D.                                             Director

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number   Description of Exhibit
------   ----------------------

4.1(a) Restated Articles of Incorporation of Bone Care (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to Bone Care's Registration Statement on Form 10 (Registration Number 0-27854) (the "Form 10") filed under the Securities Exchange Act of 1934, as amended)

4.1(b) Articles of Amendment to Articles of Incorporation of Bone Care (incorporated by reference to Exhibit 3.1(b) of the Form S-1 Registration Statement (Registration Number 333-43923))

4.2 By-Laws of Bone Care (incorporated by reference to Exhibit 3.2 to Bone Care's Quarterly Report on Form 10-Q for the period ended September 30, 1999)

4.3 Shareholder Rights Agreement between Bone Care and Norwest Bank, Minnesota, N.A. (incorporated by reference to Exhibit
                  4.1 to Amendment No. 3 to Form 10)

4.4 First Amendment to Shareholder Rights Agreement between Bone Care and Norwest Bank Minnesota, N.A. (incorporated by reference to Exhibit 4.2, Amendment No. 4 to Form 10)

4.5 Bone Care International, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 4.5 of the Form S-8 Registration Statement (Registration Number 333-55174).

4.6 Bone Care International, Inc. 2002 Stock Incentive Plan, as amended*

4.7               Bone Care International, Inc. 2003 Stock Incentive Plan*

5.1               Opinion of Michael Best & Friedrich LLP*

23.1              Consent of Deloitte & Touche, LLP*

23.2 The consent of Michael Best & Friedrich LLP is contained in its opinion filed as Exhibit 5.1 to this Registration Statement*

24.1 Powers of Attorney for certain officers and directors (contained on the signature page of this Registration Statement)*

* Filed herewith.